UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) October 27, 2021
BRICKELL BIOTECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-21088	93-0948554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5777 Central Avenue
Suite 102
Boulder, CO 80301
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 505-4755
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BBI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.
On October 28, 2021, Brickell Biotech, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with William Blair & Company, L.L.C. (the “Representative”), as representative of the several underwriters named in Schedule I thereto (the “Underwriters”), pursuant to which the Company issued and sold, in an underwritten public offering (the “Offering”), 26,316,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a price to the public of $0.38 per share. In addition, the Company granted the Underwriters a 30-day option to purchase 3,947,400 additional shares of Common Stock on the same terms.
On November 1, 2021, the Offering closed, resulting in net proceeds to the Company of approximately $8.9 million, after deducting the underwriting discount and estimated offering expenses payable by the Company. The Company anticipates using the net proceeds from the Offering for research and development, including clinical trials, working capital, business development and general corporate purposes.
The Common Stock was issued pursuant to the Company’s registration statement on Form S-3 (File No. 333-254037) previously filed with the Securities and Exchange Commission (the “Commission”) and declared effective by the Commission on March 17, 2021. A preliminary prospectus supplement and prospectus supplement relating to the Offering have been filed with the Commission.
The Underwriting Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature. Pursuant to the Underwriting Agreement, the Company and its directors and officers agreed, for a period of 90 days, subject to certain exceptions, not to offer, sell, pledge or otherwise dispose of the Common Stock and other of the Company’s securities that they beneficially own, including securities that are convertible into shares of Common Stock and securities that are exchangeable or exercisable for shares of Common Stock, without the prior written consent of the Representative. Notwithstanding the foregoing, the “lock-up” with respect to the sale of shares of Common Stock pursuant to the following agreements will be limited to a period of 60 days following the date of the Underwriting Agreement: (a) that certain Purchase Agreement, dated February 17, 2020, by and between the Company and Lincoln Park Capital Fund, LLC, (b) that certain At Market Issuance Sales Agreement, dated April 14, 2020, by and between the Company and Oppenheimer & Co. Inc. (“Oppenheimer”) and (c) that certain At Market Issuance Sales Agreement, dated March 9, 2021, by and among the Company, Oppenheimer and the Representative.
The foregoing summary of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
A copy of the legal opinion and consent of Faegre Drinker Biddle & Reath LLP relating to the validity of the issuance and sale of the Common Stock is attached as Exhibit 5.1 to this Current Report on Form 8-K.
Item 8.01. Other Events.
Offering Press Releases
On October 27, 2021 and October 28, 2021, the Company issued press releases announcing the commencement of the Offering and the pricing of the Offering, respectively. Copies of these press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.
DYRK1A Inhibitor Platform
As previously disclosed in the Company’s Current Report on Form 8-K filed with the Commission on September 1, 2021, on August 27, 2021, the Company entered into a License and Development Agreement (the “Voronoi License Agreement”) with Voronoi Inc. (“Voronoi”). In connection with the Offering, the Company is making the following supplemental disclosure with respect to the Voronoi License Agreement and the related DYRK1A inhibitor platform:
Development of DYRK1A Inhibitors
On August 27, 2021, the Company entered into the Voronoi License Agreement with Voronoi, pursuant to which the Company acquired exclusive, worldwide rights to research, develop, and commercialize novel therapeutics generated from a proprietary DYRK1A inhibitor platform. These novel DYRK1A inhibitors aim to restore immune balance in patients whose immune system has become dysregulated. Based on the promising preclinical efficacy data generated to date on these novel DYRK1A inhibitor programs, the Company believes this platform has the potential to offer first-in-class, new and potent therapies across a wide array of autoimmune and inflammatory diseases.
The initial lead program that the Company expects to advance is BBI-02, a Phase 1-ready, highly selective, and orally bioavailable DYRK1A inhibitor that has demonstrated promising results in various preclinical models, including atopic dermatitis and rheumatoid arthritis. In these models, BBI-02 showed encouraging decreases in disease severity and reduction of pro-inflammatory cytokines compared to current standard-of-care agents, such as Janus kinase (JAK) inhibitors and anti-tumor necrosis factor (TNF) biologics. Notably, many current therapies for autoimmune disorders are broadly immunosuppressant, which may lead to severe side effects, such as increased infection risk. In contrast, preclinical data have shown BBI-02 to drive regulatory T-cell differentiation while dampening pro-inflammatory TH17 cells and MyD88/IRAK4-related signaling pathways. Regulatory T cells serve to maintain tolerance and keep the autoreactive, pro-inflammatory T cells in check, thus inhibiting autoimmune disease and limiting chronic inflammation. The myeloid differentiation primary response 88 (“MyD88”) protein is normally spliced into a long form and a short form. DYRK1A inhibition shifts the balance to produce more MyD88 short form, which leads to IRAK4, a protein kinase involved in signaling immune responses from toll-like receptors, not being phosphorylated and so appears to deactivate downstream cascades of certain pro-inflammatory cytokines. Based on current understanding, this inhibition of the release of excess cytokines can be achieved by re-establishing the role of MyD88 short form as a negative regulator of this pathway. Unlike many existing therapies, as well as those currently being investigated, BBI-02 may have the ability to target both the adaptive and innate immune imbalance simultaneously, potentially resulting in, or substantially achieving, restoration of immune homeostasis that, if proven, would represent a paradigm shift in the treatment of certain autoimmune and inflammatory diseases.
The Company intends to progress BBI-02 into a Phase 1 clinical study in the first half of 2022, with results expected by the end of 2022. In addition, throughout 2022 the Company expects to conduct formulation development activities for BBI-03, a topically applied preclinical DYRK1A inhibitor, and to select and initiate development of a lead next-generation candidate from the platform for the potential treatment of neuroinflammatory diseases.
BBI-02 and BBI-03 are covered by composition of matter patent protection in the U.S., Japan, China, and other key countries through at least 2038.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

1.1	Underwriting Agreement, dated October 28, 2021, by and between Brickell Biotech, Inc. and William Blair & Company, L.L.C.

5.1	Opinion of Faegre Drinker Biddle & Reath LLP

23.1	Consent of Faegre Drinker Biddle & Reath LLP (contained in Exhibit 5.1)

99.1	Press release issued by Brickell Biotech, Inc. on October 27, 2021

99.2	Press release issued by Brickell Biotech, Inc. on October 28, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2021	Brickell Biotech, Inc.

	By:	/s/ Robert B. Brown
	Name:	Robert B. Brown
	Title:	Chief Executive Officer